Exhibit 10.23

VARIAN MEDICAL SYSTEMS, INC.

SECOND AMENDED AND RESTATED

2005 OMNIBUS STOCK PLAN

NONQUALIFIED STOCK OPTION AGREEMENT

Varian Medical Systems, Inc. (the “Company”) hereby grants the employee (“Employee”) named on the Summary of Grant Award (the “Grant Summary”), a nonqualified stock option under the Company’s Second Amended and Restated 2005 Omnibus Stock Plan (the “Plan”), to purchase shares of common stock of the Company (“Shares”) from the date of this Agreement (the “Grant Date”) and expiring on the Expiration. The maximum number of Shares purchasable pursuant to this option (“Shares Granted”), the purchase price per Share and the option expiration date (the “Expiration Date”) are stated on the Grant Summary.* However, as provided in the Terms and Conditions of 2005 Omnibus Stock Plan Nonqualified Stock Option attached hereto as Appendix A (Officers), this option may expire earlier than the Expiration Date. Subject to the provisions of Appendix A and of the Plan, the principal features of this option are as follows:

Scheduled Vesting Dates:	Number of Shares**

Date one (1) year from Grant Date	1/3rd of Shares Granted
Date 13th month from Grant Date through 36th month from Grant date	1/36th of Shares Granted

*	See “Grant Summary” page on the service provider web-site.

**	Shares vest in only whole share increments, fractions of shares vest only when they equal whole share increments.

Event Triggering Termination of Option:	Maximum Time to Exercise After Triggering Event***:

Termination of Service for cause	None
Termination of Service due to Disability	1 year
Termination of Service due to Retirement	3 years
Termination of Service due to death	3 years
All other Terminations of Service	3 months

***	However, in no event may this option be exercised after the Expiration Date.

Your acceptance online at the service provider web-site or, when provided, your signature of a copy of this Nonqualified Stock Option Agreement, indicates your agreement and understanding that this option is subject to all of the terms and conditions contained in Appendix A and the Plan. For example, important additional information on vesting and termination of this option is contained in Paragraphs 4 through 6 of Appendix A. ACCORDINGLY, PLEASE BE SURE TO READ ALL OF APPENDIX A AND THE PLAN, WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THIS OPTION. YOU CAN REQUEST A COPY OF THE PLAN BY CONTACTING THE CORPORATE HUMAN RESOURCES OFFICE IN PALO ALTO, CALIFORNIA.

APPENDIX A

OFFICERS

TERMS AND CONDITIONS OF NONQUALIFIED STOCK OPTION

1. Grant of Option. The Company hereby grants to the Employee under the Plan, as a separate incentive in connection with his or her employment and not in lieu of any salary or other compensation for his or her services, a nonqualified stock option to purchase, on the terms and conditions set forth in this Agreement and the Plan, all or any part of an aggregate of the number of Shares Granted as specified on the “Summary of Grant Award” page of the service provider web-site.

2. Exercise Price. The purchase price per Share for this option (the “Exercise Price”) shall be the Grant Price in USD as specified on the “Summary of Grant Award” page of the service provider web-site, which is the Fair Market Value of a Share on the Grant Date.

3. Number of Shares. The number and class of Shares specified in Paragraph 1 above, and/or the Exercise Price, are subject to adjustment by the Committee in the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination or other change in the corporate structure of the Company affecting the Shares. In the event an Employee’s termination of service due to the Employee’s Retirement within one (1) year following the Grant Date, then the number of Shares Granted shall be adjusted proportionally by the time during such one (1) year period that the Employee remained an employee of the Company (based upon a 365 day year). For example, if the Employee is granted an option for 6,000 shares of Common Stock of the Company and the Employee terminated service due to the Employee’s Retirement 30 days after the Grant Date, then the Employee’s number of Shares Granted would be reduced from 6,000 shares to 493 shares (6,000 x 30/365) and the balance of the Shares Granted would be cancelled.

4. Vesting Schedule. Except as otherwise provided in this Agreement, the right to exercise this option will vest as to thirty-three and one-third percent (33-1/3%) of the Shares specified in Paragraph 1 above on the first anniversary date of the Grant Date, and as to an additional 1/36th of the shares on each succeeding monthly anniversary date, until the right to exercise this option shall have vested with respect to one hundred percent (100%) of such Shares. On any scheduled vesting date, vesting actually will occur only if the Employee has been continuously employed by the Company or an Affiliate from the Grant Date until such scheduled vesting date, or the vesting date occurs within three (3) years following the Employee’s Termination of Service due to the Employee’s Retirement. Notwithstanding the foregoing, in the event of the Employee’s Termination of Service due to death, if the right to exercise any of the Shares specified in Paragraph 1 had not yet vested, then the right to exercise such Shares will vest on the date of the Employee’s Termination of Service.

5. Expiration of Option. In the event of the Employee’s Termination of Service for any reason other than Retirement, Disability, death or for cause, the Employee may, within three (3) months after the date of such Termination, or prior to the Expiration Date, whichever shall first occur, exercise any vested but unexercised portion of this option. In the event of the Employee’s Termination of Service due to Disability, the Employee may, within one (1) year after the date of such Termination, or prior to the Expiration Date, whichever shall first occur, exercise any vested but unexercised portion of this option. In the event of the Employee’s Termination of Service due to Retirement, the Employee may, within three (3) years from the date of such Termination, or prior to the Expiration Date, whichever shall first occur, exercise any vested but unexercised portion of this option. In the event of the Employee’s Termination of Service by the Company for cause (as determined by the Company), the Employee may not exercise any portion of this option that is unexercised on the date of such Termination.

6. Death of Employee. In the event that the Employee dies while in the employ of the Company and/or an Affiliate or during the three (3) month, three (3) year or one (1) year periods referred to in Paragraph 5 above, the Employee’s designated beneficiary, or if either no beneficiary survives the Employee or the Committee does not permit beneficiary designations, the administrator or executor of the Employee’s estate, may, within three (3) years after the date of death, or prior to the Expiration Date, whichever shall first occur, exercise any vested but unexercised portion of the option. Any such transferee must furnish the Company (a) written notice of his or her status as a transferee, (b) evidence satisfactory to the Company to establish the validity of the transfer of this option and compliance with any laws or regulations pertaining to such transfer, and (c) written acceptance of the terms and conditions of this option as set forth in this Agreement.

7. Persons Eligible to Exercise Option. This option shall be exercisable during the Employee’s lifetime only by the Employee. The option shall not be transferable by the Employee, except by (a) a valid beneficiary designation made in a form and manner acceptable to the Committee, or (b) will or the applicable laws of descent and distribution.

8. Exercise of Option. This option may be exercised by the person then entitled to do so as to any Shares which may then be purchased (a) by giving written notice of exercise to the Secretary of the Company (or his or her designee), specifying the number of full Shares to be purchased and accompanied by full payment of the Exercise Price (and the amount of any income or other taxes the Company determines is required to be withheld by reason of such exercise), and (b) by giving satisfactory assurances in writing if requested by the Company, signed by the person exercising the option, that the Shares to be purchased upon such exercise are being purchased for investment and not with a view to the distribution thereof. In the absolute discretion of the Committee, the person entitled to exercise the option may elect to satisfy the tax-withholding requirement described in subparagraph (a) above by having the Company withhold Shares or by delivering to the Company already-owned Shares. No partial exercise of this option may be for less than ten (10) Share lots or multiples thereof.

9. Suspension of Exercisability. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of the purchase of Shares hereunder, this option may not be exercised, in whole or in part, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. The Company shall make reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.

10. No Rights of Stockholder. Neither the Employee (nor any beneficiary) shall be or have any of the rights or privileges of a stockholder of the Company in respect of any of the Shares issuable pursuant to the exercise of this option, unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Employee (or beneficiary).

11. No Effect on Service. The Employee’s employment with the Company and its Affiliates is on an at-will basis only. Accordingly, subject to any written, express employment with the Employee, nothing in this Agreement or the Plan shall confer upon the Employee any right to continue to be employed by the Company or any Affiliate or shall interfere with or restrict in any way the rights of the Company or the Affiliate, which are hereby expressly reserved, to terminate the employment of the Employee at any time for any reason whatsoever, with or without good cause. Such reservation of rights can be modified only in an express written contract executed by a duly authorized officer of the Company or the Affiliate employing or otherwise engaging the Employee. For purposes of this Agreement, the transfer of the employment of the Employee between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Service. Nothing herein contained shall affect the Employee’s right to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance or other employee welfare plan or program of the Company or any Affiliate.

12. Address for Notices. Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company, in care of its Secretary, at 3100 Hansen Way, Palo Alto, California 94304, or at such other address as the Company may hereafter designate in writing.

13. Option is Not Transferable. Except as otherwise expressly provided herein, this option and the rights and privileges conferred hereby may not be transferred, pledged, assigned or otherwise hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, pledge, assign, hypothecate or otherwise dispose of this option, or of any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this option and the rights and privileges conferred hereby immediately shall become null and void.

14. Maximum Term of Option. Notwithstanding any other provision of this Agreement, this option is not exercisable after the Expiration Date.

15. Binding Agreement. Subject to the limitation on the transferability of this option contained herein, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

16. Conditions to Exercise. The Exercise Price for this option must be paid in the legal tender of the United States (including, in the Committee’s sole discretion, by means of a broker-assisted cashless exercise) or, in the Committee’s sole discretion, in Shares of equivalent value. Exercise of this option will not be permitted until satisfactory arrangements have been made for the payment of the appropriate amount of withholding taxes (as determined by the Company). If the Employee fails to remit to the Company such withholding amount within the time period specified by the Committee (in its discretion), the award may be forfeited and in such case the Employee shall not receive any of the Shares subject to this Agreement.

17. Plan Governs. This Agreement is subject to all of the terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern. Capitalized terms and phrases used and not defined in this Agreement shall have the meaning set forth in the Plan.

18. Committee Authority. The Committee shall have all discretion, power, and authority to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Employee, the Company and all other interested persons, and shall be given the maximum deference permitted by law. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to its principles of conflicts of law.

20. Captions. The captions provided herein are for convenience only and are not to serve as a basis for the interpretation or construction of this Agreement.

21. Agreement Severable. In the event that any provision in this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

22. Retirement Definition and Fortifier. For purposes of this Agreement, Retirement shall mean an employee’s voluntary termination of employment at age 65 or above, or at age 55 with a minimum of 10 years employment with the Company, provided, however, that in the event employee commences employment with a company which competes with the Company in any of Company’s business, including but not limited to, equipment, software or other products for the treatment of cancer, X-ray tubes, flat panel imaging devices and industrial X-ray imaging devices, Company may, in its sole discretion, terminate this Agreement, including the vesting of any options or other grants which remain unvested as of the date employee commences employment with the competitive company.

23. Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. The Employee expressly warrants that he or she is not executing this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company.

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